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                                                                     EXHIBIT 4.2


               AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT

         AMENDMENT dated December 6, 2000 (the "Amendment") to an Amended and Restated Rights Agreement dated as of April 15, 1999 between McDermott International, Inc., a Panama corporation (the "Company"), and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent").

         WHEREAS, on December 5, 1995 the Board of Directors of the Company authorized and declared a dividend of one preferred stock purchase right (a "Right") for each share of Common Stock outstanding at the close of business on January 2, 1996 (the "Record Date") and authorized the issuance of one Right in respect to each share of Common Stock issued after the Record Date, each Right representing the right to purchase one one-hundredth of a share of Preferred Stock pursuant and subject to the terms and provisions of a Rights Agreement dated as of December 5, 1995 (the "Rights Agreement") between the Company and the Rights Agent;

         WHEREAS, the Rights Agreement was amended on July 31, 1997 to reduce its term by five years and amended and restated on April 15, 1999 (as amended and restated, the "Amended and Restated Rights Agreement"); and

         WHEREAS, on December 6, 2000, the Company's Board of Directors authorized the further amendment of the Amended and Restated Rights Agreement to extend its term from January 2, 2001 to May 3, 2001;

         NOW, THEREFORE, the parties hereto agree as follows:

1. The definition of "Final Expiration Date" as set forth in Section 1 of the Amended and Restated Rights Agreement is amended to restate in its entirety as follows:

         o "Final Expiration Date" means the close of business on May 3, 2001.

2. To the extent not expressly amended or modified hereby, the Amended and Restated Rights Agreement shall remain in full force and effect.


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                                                                     EXHIBIT 4.2


3. This Amendment, the Amended and Restated Rights Agreement, each Right and each Right Certificate issued under the Amended and Restated Rights Agreement shall be deemed to be a contract made under the laws of the Republic of Panama and for all purposes shall be governed by and construed in accordance with the laws of such Republic applicable to contracts to be made and performed entirely within such Republic, except that the rights and obligations of the Rights Agent shall be governed by the law of the State of New York.

4. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Amended and Restated Rights Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                   MCDERMOTT INTERNATIONAL, INC.


                                   By:       /s/  John T. Nesser, III
                                        ---------------------------------
                                   Name:     John T. Nesser, III
                                   Title:    Senior Vice President,
                                             General Counsel and
                                             Corporate Secretary

                                   Address:  1450 Poydras Street
                                             New Orleans, LA  70160
                                             Attn:  Senior Vice President,
                                                    General Counsel and
                                                    Corporate Secretary

                                   FIRST CHICAGO TRUST COMPANY OF NEW YORK


                                   By:       /s/  Jeffery Cohen
                                        ---------------------------------
                                   Name:     Jeffery Cohen
                                   Title:    Sr. Account Manager


                                   Address:  525 Washington Boulevard
                                             Jersey City, New Jersey  07310
                                             Attn:    Sr. Account Manager



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